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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of PIMCO Advisors L.P. on Form S-8 of our report dated February 17, 1995, appearing in the Annual Report on Form 10-K of PIMCO Advisors L.P. for the year ended December 31, 1994.

Deloitte & Touche LLP
New York, New York
April 20, 1995